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


US DIAGNOSTIC INC. AND SUBSIDIARIES
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COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
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                                   EXHIBIT 11

      COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK

      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS ENDED SEPTEMBER 30,            NINE MONTHS ENDED SEPTEMBER 30,
                                                       --------------------------------          ---------------------------------
                                                       1997                       1996            1997                       1996
                                                       ----                       ----            ----                       ----
       PRIMARY EARNINGS PER SHARE:
       Weighted average shares outstanding             22,126                    18,287          22,124                    10,662
       Dilutive effect of conversions                      --                     2,991              --                     3,359
                                                      -------                  --------         -------                  --------

       Primary weighted average shares of common       22,126                    21,278          22,124                    14,021
       stock and common stock equivalents             =======                  ========         =======                  ========
       outstanding


       Net income (loss)                              $(9,848)                   $1,108        $(19,718)                   $2,571

       Adjustment to net income for interest               --                        --              --                        --
                                                     --------                  --------        --------                  --------
       savings, net of related income taxes

       Adjusted net income (loss)                     $(9,848)                   $1,108        $(19,718)                   $2,571
                                                     ========                  ========        ========                  ========

       Earnings (loss) per share - primary              $(.45)                     $.05           $(.89)                     $.18
                                                        =====                      ====           =====                      ====

       FULLY DILUTED EARNINGS PER SHARE (1):

       Weighted average shares outstanding,            22,600                    20,325          22,598                    12,254
       including escrow shares
       Dilutive effect of conversions                   1,179                     2,957           1,264                     4,846
                                                     --------                  --------        --------                  --------

       Fully diluted weighted average shares of        23,779                    23,282          23,862                    17,100
       common stock and common stock equivalents     ========                  ========        ========                  ========
       outstanding


       Net income (loss)                              $(9,848)                   $1,108        $(19,718)                   $2,571

       Adjustments to net income for interest              --                        --              --                        --
                                                     --------                  --------        --------                  --------
       savings, net of related income taxes

       Adjusted net income (loss)                     $(9,848)                   $1,108        $(19,718)                   $2,571
                                                       ======                     =====         =======                     =====

       Earnings per share - fully diluted               $(.41)                     $.05           $(.83)                     $.15
                                                        =====                      ====           =====                      ====
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(l) This calculation is submitted for 1997 in accordance with Regulation SK Item
601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.